UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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UNITY BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITY BANCORP, INC.

64 Old Highway 22

Clinton, New Jersey 08809

April 15, 2005

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders (the “Annual Meeting”) of Unity Bancorp, Inc. (the “Company”) to be held on May 26, 2005 at 3:00 p.m. at the Grand Colonial Restaurant, Route 173 West, Clinton, New Jersey.  At the Annual Meeting, shareholders will be asked to consider and vote upon:

1.               The election of the four (4) nominees listed in the attached proxy statement to serve on the Board of Directors for the terms set forth therein for each nominee;

2.               Such other business as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

The space is limited for the Annual Meeting.  If you plan on attending the Annual Meeting, please mark the appropriate box on the proxy card so we can reserve enough space to accommodate all attendees.

Your cooperation is appreciated since a majority of the outstanding shares of Common Stock of the Company must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.  Whether or not you expect to attend, please sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided so that your shares of Company Common Stock will be represented.  In addition, please be kind enough to note on the proxy card whether or not you intend to be present at the Annual Meeting.

On behalf of the Board of Directors and all of the employees of the Company, I thank you for your continued interest and support.

Sincerely yours,

DAVID D. DALLAS

Chairman of the Board

UNITY BANCORP, INC.

64 Old Highway 22

Clinton, New Jersey 08809

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 26, 2005

Notice is hereby given that the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) of Unity Bancorp, Inc. (the “Company”) will be held at the Grand Colonial Restaurant, Route 173 West, Clinton, New Jersey, on May 26, 2005 at 3:00 p.m., for the purpose of considering and voting upon the following matters:

1.                                       The election of directors Wayne Courtright, David D. Dallas, Robert H. Dallas and Peter E. Maricondo to serve as directors of the Company for the terms set forth in the accompanying proxy statement;

2.                                       Such other business as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

Shareholders of record at the close of business on April 1, 2005, are entitled to notice of, and to vote at, the Annual Meeting.  If you plan on attending the Annual Meeting, please mark the appropriate box on the proxy card so we can reserve enough space to accommodate all attendees.

All shareholders are cordially invited to attend the Annual Meeting.  Whether or not you contemplate attending the Annual Meeting, please execute the enclosed proxy and return it to the Company.  You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later-dated proxy or by delivering a written notice of revocation to the Company.  A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors

DAVID D. DALLAS
Chairman of the Board

April 15, 2005

Clinton, New Jersey

UNITY BANCORP, INC.

64 Old Highway 22

Clinton, New Jersey 08809

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 26, 2005

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Unity Bancorp, Inc. (the “Company”) of proxies to be voted at the Company’s 2005 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 26, 2005, and at any meeting following postponement or adjournment of the Annual Meeting.

You are cordially invited to attend the Annual Meeting, which will begin at 3:00 p.m. local time.  The Annual Meeting will be held at the Grand Colonial Restaurant, Route 173 West, Clinton, New Jersey.  Shareholders will be admitted beginning at 2:45 p.m. local time. (Directions:  Route 78 West to Exit 12 to end of ramp, turn left onto Route 173 West and proceed to restaurant on right; or Route 78 East to Exit 11 to end of ramp, turn left on Route 614, continue on Route 173 and proceed to restaurant.)

The Company is first mailing this proxy statement and proxy card (including voting instructions) on or about April 15, 2005, to persons who were Unity Bancorp shareholders at the close of business on April 1, 2005, the record date for the Annual Meeting.

PROXIES AND VOTING PROCEDURES

Who Can Vote?

You are entitled to vote at the Annual Meeting all shares of Unity Bancorp’s common stock, no par value per share (the “Common Stock”), that you held as of the close of business on the record date.  Each share of Common Stock is entitled to one vote with respect to each matter properly brought before the Annual Meeting.

On March 15, 2005, there were 5,790,733 shares of Common Stock outstanding.

In accordance with New Jersey law, a list of shareholders entitled to vote at the meeting will be available at the Annual Meeting.

Who Is the Record Holder?

You may own Common Stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

If your shares of Common Stock are registered directly in your name, the Company is sending these proxy materials directly to you.  If the record holder of your shares of Common Stock is a nominee, you will receive proxy materials from such record holder.

How Do I Vote?

Record Holders:

•                              By Mail.  If you choose to vote by mail, mark your proxy, date and sign it, and return it in the postage-paid envelope provided.  Your vote by mail must be received by the close of voting at the Annual Meeting on May 26, 2005.

•                              By Attending the Annual Meeting.  If you attend the Annual Meeting, you can vote your shares of Common Stock in person.

Stock Held by Brokers, Banks and Nominees:

If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.

If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of Common Stock on April 1, 2005.

The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.

How Many Votes Are Required?

A quorum is required to transact business at the Annual Meeting.  The Company will have a quorum and be able to conduct the business of the Annual Meeting if the holders of a majority of the shares of Common Stock entitled to vote are present at the Annual Meeting, either in person or by proxy.

If a quorum is present, a plurality of votes cast at the Annual Meeting is required to elect Directors.  Thus, a Director may be elected even if the Director receives less than a majority of the shares of Common Stock represented at the Annual Meeting.  Proxies cannot be voted for a greater number of nominees than are named in this Proxy Statement.

How Are Votes Counted?

All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting in accordance with the instructions given.  If you sign and return your proxy card, but do not specify how you wish your shares to be voted, your shares represented by that proxy will be voted “for” the nominees for Director and as recommended by the Board of Directors on any other business to be conducted at the Annual Meeting.  The Board is not aware of any other business to be conducted at the Annual Meeting.

Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters to be acted upon at the Annual Meeting, will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting.  However, any shares not voted as a result of a marked abstention or a broker non-vote will not be counted as votes for or against a particular matter.  Accordingly, marked abstentions and broker non-votes will have no effect on the outcome of a vote.

How Can I Revoke My Proxy or Change My Vote?

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the Annual Meeting.

Who Will Pay the Expenses of Proxy Distribution?

The Company will pay the expenses of the preparation of the proxy materials and the solicitation of proxies.  Proxies may be solicited on behalf of the Company by Directors, officers or employees of the Company, who will receive no additional compensation for soliciting, in person or by telephone, e-mail or facsimile or other electronic means.  In accordance with the regulations of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. (“NASD”), the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Common Stock.

ELECTION OF DIRECTORS

In accordance with the Certificate of Incorporation and the Bylaws of the Company, the Board of Directors shall consist of not less than one, nor more than 15 Directors.  The Board of Directors of the Company currently has nine (9) Directors on its Board.  The Board of Directors is divided into three classes.  One class is elected each year for a term of three years.

During 2004, three of our Directors retired from Board service.  Messrs. Peter DeTommaso and Samuel Stothoff, founding Directors of Unity Bank, both retired as of December 31, 2004.  In addition, Ms. Donna Butler, a Director since 2001, resigned from the Board effective December 31, 2004.  We thank them for their service to the Company and the Bank.

Four Directors will be elected at this Annual Meeting to serve for a three-year term expiring at the Company’s Annual Meeting in 2008.  The Board has nominated Wayne Courtright, David D. Dallas, Robert H. Dallas and Peter E. Maricondo to fill these positions.  Each of the nominees is a current member of the Company’s Board of Directors.  Mr. Wayne Courtright was recommended by Management, subsequently interviewed by the Board of Directors and finally approved by the Board of Directors and sworn in as a Board member on June 24, 2004.  Mr. Peter Maricondo was recommended by a member of the Board of Directors, subsequently interviewed by the Board of Directors and finally approved by the Board of Directors on July 22, 2004.

The following tables set forth, as of the record date, the names of the nominees and the names of those directors whose terms continue beyond the Annual Meeting and their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director of the Company and the year in which their terms (or in the case of the nominees, their proposed terms) as director of the Company expire.

The persons named in the enclosed proxy card will vote such proxy “for” the election of each of the nominees named above unless you indicate that your vote should be withheld.  If elected, each nominee will continue in office until his successor has been duly elected and qualified, or until the earliest of his death, resignation, retirement or removal.  Each of the nominees has indicated to the Company that he or she will serve if elected.  The Company does not anticipate that any of the nominees will be unable to stand for election, but if that happens, your proxy will be voted in favor of another person nominated by the Board.

The Board of Directors has nominated and recommends a vote FOR the election of Messrs. Wayne Courtright, Dave Dallas, Robert Dallas and Peter Maricondo.

Information with Respect to the Nominees and Continuing Directors

Table I — Nominees for 2005 Annual Meeting

Name, Age and Position with Company(1)	Principal Occupation During Past Five Years	Director Since(2)	Proposed Term Expires
Wayne Courtright, 57 Director	Retired; Chief Credit Officer, Enterprise Bank - 6/02 to 2004; Senior Lending Officer at Community Bank of NJ - 3/97 to 7/99	2004	2008

David D. Dallas(3), 51 Chairman	Chairman of the Company and the Bank; Chief Executive Officer of Dallas Group of America, Inc. (Chemicals)	1991	2008

Robert H. Dallas(3), II, 58 Director	President of Dallas Group of America, Inc. (Chemicals)	1991	2008

Peter E. Maricondo, 58 Director	Former VP/Corp. Controller and CAO GPU, Inc. and NUI Corp. (Power)	2004	2008

Table II – Directors of the Company Whose Terms Continue

Beyond this Annual Meeting

Name, Age and Position with Company(1)	Principal Occupation During Past Five Years	Director Since(2)	Term Expires
Frank Ali, 72 Director	Entrepreneur and Real Estate Developer, Pittstown, NJ, since 1960	2002	2006

Dr. Mark S. Brody, 52 Director	V.P. and Registered Principal, Planned Financial Programs, Inc., a NASD registered broker/dealer; Proprietor of Financial Planning Analysts, (a financial planning firm in Melville, NY) since 1990; Non-practicing Physician	2002	2006

James A. Hughes, 46 President and Director	President and CEO of the Company and the Bank since December 31, 2003; Executive Vice President and Chief Financial Officer of Company and Bank from 2000 to 2003; SVP/Finance 1998 to 1999, Summit Bancorp.	2002	2007

Charles S. Loring, 63 Director	Owner, Charles S. Loring, Certified Public Accountant since 1970	1991	2006

Allen Tucker, 78 Vice-Chairman	President, Tucker Enterprises Real Estate Builder & Investor since 1994	1995	2007

(1)           Each director of the Company is also a director of the Bank.

(2)           Includes prior service on the Board of Directors of the Bank.

(3)                                  David D. Dallas and Robert H. Dallas II are brothers.

No director of the Company is also a director of any other company registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

GOVERNANCE OF THE COMPANY

Meetings of the Board of Directors and Committee Meetings

During the fiscal year ended December 31, 2004, the Board of Directors of the Company held 12 meetings.  During the fiscal year ended December 31, 2004, no director attended fewer than 75% of the aggregate of (i) the meetings of the Board of Directors, and (ii) meetings of the Committees of the Board of Directors on which such director served.  The Board of Directors has determined that each of the following Directors of the Company is “independent,” for Audit Committee purposes, within the meaning of the NASDAQ’s listing standards:  Frank Ali, Mark S. Brody, Wayne Courtright, Peter E. Maricondo, Charles S. Loring and Allen Tucker, constituting a majority of the Board.  The Company’s policy is to require all Directors to attend annual meetings of shareholders absent extenuating circumstances.  All of the Company’s Directors attended the Company’s 2004 Annual Meeting of Shareholders.

Audit Committee

The Company maintained an Audit Committee of the Board of Directors, which consisted of Messrs. Ali, Brody, Loring, Tucker and Ms. Butler, during the fiscal year ended December 31, 2004.  Messrs. Courtright and Maricondo were appointed as additional members of the Audit Committee in November of 2004, and Messrs. Ali and Tucker and Ms. Butler resigned from the Audit Committee.  The Audit Committee met 12 times in 2004.  All Directors, who serve on the Audit Committee, are “independent” under the NASDAQ listing standards.  The Board has determined that Messrs. Maricondo and Brody are both considered “audit committee financial experts” as defined in Item 401(h) of the Securities and Exchange Commission Regulation S-K and have the financial sophistication and experience required by NASDAQ listing standards.

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities.  The Board has adopted a written charter setting forth the functions of the Audit Committee.  The functions of the Audit Committee are to: (i) monitor the integrity of the Company’s financial reporting process and systems of internal controls; (ii) monitor the independence and performance of the Company’s external audit and internal auditing functions; (iii) provide avenues of communication among the external and internal auditors and the Board of Directors; and (iv) review and monitor compliance with the Company’s policies, procedures and practices.  The Audit Committee reviews this charter annually in order to assure compliance with current SEC and NASDAQ rulemaking and to assure that the Audit Committee’s functions and procedures are appropriately defined and implemented.  Pursuant to this review, the Audit Committee Charter was amended and restated as of February 28, 2005, to conform to recently revised standards of conduct, independence and operation applicable to audit committees and their members.  A copy of the Charter as so amended and restated is attached as Exhibit A to this Proxy Statement.

The Audit Committee also reviews and evaluates the recommendations of the independent certified public accountant, receives all reports of examination of the Company and the Bank by regulatory agencies, analyzes such regulatory reports, and informs the Board of the results of their analysis of the regulatory reports.  In addition, the Audit Committee receives reports directly from the Company’s internal auditors and recommends any action to be taken in connection therewith.

H/R Compensation Committee

The H/R Compensation Committee consisted of Directors Frank Ali, Mark S. Brody, Donna S. Butler, Robert H. Dallas and Peter D. DeTommaso during the fiscal year ended December 31, 2004.  On March 18, 2004, Mr. Robert Dallas resigned from his position as Chairman of the H/R Compensation Committee, and Dr. Mark S. Brody was appointed to take his place.  Effective December 31, 2004, Ms. Butler and Mr. DeTommaso were no longer members of the Board of Directors, and Mr. Wayne Courtright was appointed as a member of the H/R Compensation Committee.  The H/R Compensation Committee met four (4) times in 2004.

The H/R Compensation Committee of the Board of Directors currently consists of Chairman Mark S. Brody, Frank Ali and Wayne Courtright.  As of the date hereof, all Directors who serve on the H/R Compensation Committee are “independent” for purposes of NASDAQ listing standards.

The H/R Compensation Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibilities with respect to human resources issues, policies relating to human resources and compensation of employees, including executive compensation.  The H/R Compensation Committee does not have a formal charter, but performs functions that include monitoring human resources and compensation issues and practices both internally and in the marketplace, conducting surveys and studies as to these issues, keeping abreast of current developments in the relevant fields, developing compensation ranges/grades, human resources policies and employment manual updates.  Based on the results of its activities, the H/R Compensation Committee makes recommendations to the Board as to matters of compensation and human resources.  The H/R Compensation Committee is not authorized to make final decisions as to these matters; rather, the Board of Directors makes all final determinations regarding compensation and human resources matters, and takes into account, but is not required to follow, the recommendations of the H/R Compensation Committee.  All decisions regarding compensation of executive officers of the Company are made by a majority of independent Directors in accordance with NASDAQ listing standards.

The Company does not maintain a separate Nominating Committee.  The full Board of Directors, which is comprised of a majority of independent directors within the meaning of the NASDAQ listing standards, performs the functions and fulfills the role of a nominating committee.  In accordance with NASDAQ listing standards, each nominee selected by the Board must be approved by a majority of the independent Directors.  The Company does not believe that a nominating committee is needed in light of the foregoing approval requirement and the fact that the Board consists largely of independent Directors.  Although the Board has not adopted a formal written charter relating to its nominating procedures, it has adopted a resolution regarding the nomination process.  The Board of Directors carefully considers all director candidates recommended by the Company’s stockholders, and the Board does not and will not evaluate such candidate recommendations any differently from the way it evaluates other candidates.  In its evaluation of each proposed candidate, the Board considers many factors including, without limitation, the individual’s experience, character, demonstrations of judgment and ability, and financial and other special expertise.  The Board is also authorized to obtain the assistance of an independent third party to complete the process of finding, evaluating and selecting suitable candidates for director.  Candidates must be at least 30 years old.  Any shareholder, who wishes to recommend an individual as a nominee for election to the Board of Directors, should submit such recommendation in writing to the Corporate Secretary of the Company, together with information regarding the experience, education and general background of the individual and a statement as to why the shareholder believes such individual to be an appropriate candidate for Director of the Company.  Such recommendation should be provided to the Company no later than the deadline for submission of shareholder proposals with respect to the annual meeting at which such candidate, if nominated by the Board, would be proposed for election.

Communications with the Board of Directors

The Company encourages shareholder communications with the Board of Directors, but does not have a formal process.  All such communications should be directed to the Chief Executive Officer of the Company, who will circulate them to the other members of the Board.  The Board does not screen shareholder communications.

Compensation of Directors

Directors of the Company do not receive cash compensation for their service on the Company’s Board of Directors.  However, Directors do receive cash compensation for their service on the Board of Directors of the Bank.  Directors receive $600 for attendance at each Bank Board of Directors’ meeting, and between $200 and $400 for attendance at each Bank Committee meeting.  In addition, Directors are eligible to participate in the Company’s stock bonus and stock option plans.  During 2004, no members of the Company’s Board of Directors received grants of Common Stock under the Company’s stock bonus plans.  During 2004, a total of 27,666 options to purchase shares of Common Stock were granted to non-employee Directors at an exercise price of $11.95 per share.

Code of Ethics

The Company has adopted a Code of Ethics in accordance with SEC regulations, applicable to the Company’s Chief Executive Officer, Chief Operating Officer, senior financial officers and the Board of Directors.  This Code is incorporated herein by reference as Exhibit 14 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Auditors for Fiscal 2005

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2004, was KPMG LLP.  The Company’s Audit Committee has appointed KPMG LLP to continue as independent registered public accounting firm for the Bank and the Company for the year ending December 31, 2005.  Representatives of KPMG LLP are expected to be present at the Annual Meeting and shall have an opportunity to make a statement if they desire to do so and shall be available to respond to appropriate questions.

Fees Paid to the Company’s Independent Registered Public Accounting Firm during Fiscal Years 2004 and 2003

Audit Fees

The Company was billed the aggregate amount of $125,000 for fiscal year ended December 31, 2004, for professional services rendered by KPMG LLP for its audit of the Company’s Financial Statements for 2004 and review of the financial statements included in the Company’s Forms 10-Q during 2004.  The Company was billed the aggregate amount of $110,000 for fiscal year ended December 31, 2003, for professional services rendered by KPMG LLP for its audit of the Company’s Financial Statements for 2003 and review of the financial statements included in the Company’s Forms 10-Q during 2003.

Tax Fees

KPMG LLP billed the Company $0.00 and $7,600 in for the fiscal years ended 2004 and 2003, respectively, for tax compliance services.

All Other Fees

In addition to the fees set forth above under Audit Fees, the Company was billed $4,500 for professional services related to Securities and Exchange Act filings of the Company in fiscal year 2004.

The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of KPMG LLP.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services and other services.  The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors.  Under the policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget.  For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.  The Audit Committee has approved an exception to this pre-approval policy, allowing management to engage the Company’s independent auditor to provide permissible non-audit services, provided that the total cost of such services, in the aggregate, does not exceed $10,000 in any year.  Management will then report the engagement to the Audit Committee at its next meeting.  All audit and permissible non-audit services provided by KPMG LLP to the Corporation for the fiscal years ended 2004 and 2003 were approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee meets at least four times per year to consider the adequacy of the Company’s financial controls and the objectivity of its financial reporting.  The Audit Committee meets with the Company’s independent registered public accounting firm and the Company’s internal auditors, who have unrestricted access to the Audit Committee.

Management of the Company has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.  The independent registered public accounting firm audits the financial statements prepared by management, expresses an opinion as to whether those financial statements fairly represent the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles and discusses with the Audit Committee any issues they believe should be raised with the Committee.

In connection with this year’s financial statements, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s officers and KPMG LLP, the Company’s independent registered public accounting firm.  The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).  The Audit Committee also received the written disclosures and letters from KPMG LLP that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with representatives of KPMG LLP their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the U.S. Securities and Exchange Commission.

Peter E. Maricondo, Chairman

Mark S. Brody

Wayne Courtright

Charles S. Loring

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following tables set forth, as of March 15, 2005, certain information concerning the ownership of shares of Common Stock by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each named executive officer described in this Proxy Statement under the caption “Executive Compensation,” and (iv) all directors and executive officers of the Company as a group.

Name and Position With Company(1)	Number of Shares Beneficially Owned (2)		Percent of Class

Frank Ali, Director	40,274	(3)	0.69%

Mark S. Brody, Director	407,949	(4)	7.02%

Wayne Courtright, Director	63,291	(5)	1.09%

David D. Dallas, Chairman	829,645	(6)	14.20%

Robert H. Dallas, II, Director	796,368	(7)	13.63%

Charles S. Loring, Director	218,491	(8)	3.74%

Peter E. Maricondo, Director	1,766	(9)	0.03%

Allen Tucker, Vice-Chairman	197,813	(10)	3.39%

Alan J. Bedner, Exec. V.P. and Chief Financial Officer	13,579	(11)	0.23%

Michael T. Bono, Exec. V.P. and Corporate Development Executive	95,679	(12)	1.63%

Michael F. Downes, Exec. V.P. and Chief Lending Officer	81,466	(13)	1.39%

James A. Hughes, President, Chief Executive Officer and Director	68,224	(14)	1.17%

John J. Kauchak, Exec. V.P. and Chief Operating Officer	73,238	(15)	1.25%

Directors and Executive Officers of the Company as a Group (17 persons)	2, 263,366	(16)	35.83%

5% Shareholders:

Wellington Management Company, LLP	300,480	(17)	5.19%

(1)                                  The address of Wellington Management Company, LLP, is 75 State Street, Boston, MA, 02109.  The address for all other listed persons is c/o Unity Bank, 64 Old Highway 22, Clinton, New Jersey, 08809.

(2)                                  Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power.  It also includes shares owned (i) by a spouse, minor children or relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within sixty (60) days by the exercise of any right or option.  Unless otherwise noted, all shares are owned of record and beneficially by the named person.

(3)                                  Includes 8,820 shares in Mr. Ali’s own name and 9,866 shares held jointly with Mr. Ali’s spouse.  Also includes 21,588 shares issuable upon the exercise of immediately exercisable options.

(4)                                  Includes 16,325 shares held jointly by Dr. Brody and his spouse.  Also includes 48,179 shares registered to Financial Planning Analysts and owned by Dr. Brody, 100 shares in Mr. Brody’s own name, and 326,582 shares held in a master account at Financial Planning Analysts over which Dr. Brody has no voting authority, but has dispositive power.  Includes 16,763 shares issuable upon the exercise of immediately exercisable options.

(5)                                  Includes 36,158 shares in Mr. Courtright’s own name and 25,133 shares held jointly with his spouse.  Also includes 2,000 shares issuable upon the exercise of immediately exercisable options.

(6)                                  Includes 124,312 shares in Mr. Dallas’ own name; 49,938 shares issuable upon the exercise of immediately exercisable options.  Also includes 2,481 shares held by Mr. Dallas’ spouse, and 7,542 shares held by each of Mr. Dallas’ two minor children.  Shares also disclosed as beneficially owned by Mr. Dallas include 31,603 shares held by Trenton Liberty Ins. Co. and 606,227 shares held by Dallas Financial Holdings, LLC.  These shares are also disclosed as beneficially owned by Mr. Robert H. Dallas II.  David D. Dallas disclaims beneficial ownership of the shares held by his spouse in her own name.

(7)                                  Includes 101,017 shares in Mr. Dallas’ own name; 7,583 shares held by Mr. Dallas’ son; and 49,938 shares issuable upon the exercise of immediately exercisable options.  Shares also disclosed as beneficially owned by Mr. Dallas include 31,603 shares held by Trenton Liberty Ins. Co.; and 606,227 shares held by Dallas Financial Holdings, LLC.  These shares are also disclosed as beneficially owned by David D. Dallas.

(8)                                  Includes 117,238 shares in Mr. Loring’s own name; 14,219 shares held by Mr. Loring’s spouse in her name; 23,814 shares owned jointly with his spouse; and 13,282 shares held by The Loring Partnership.  Also includes 49,938 shares issuable upon the exercise of immediately exercisable options.  Mr. Loring disclaims beneficial ownership of the shares held by his spouse in her own name.

(9)                                  Includes 100 shares in Mr. Maricondo’s own name and 1,666 shares issuable upon the exercise of immediately exercisable options.

(10)                            Includes 119,994 shares in Mr. Tucker’s own name; 49,938 shares issuable upon the exercise of immediately exercisable options; 27,881 shares held by Mr. Tucker’s spouse in her own name.  Mr. Tucker disclaims beneficial ownership of the shares held by his spouse in her own name.

(11)                            Includes 1,200 shares in Mr. Bedner’s own name and 11,379 shares issuable upon the exercise of immediately exercisable options.  Also includes 1,000 shares of Restricted Stock issued on December 31, 2004 and payable in 250 share increments over four (4) years commencing December 31, 2005.

(12)                            Includes 19,190 shares in Mr. Bono’s own name, and 1,000 shares of Restricted Stock issued on December 31, 2004 and payable in 250 share increments over four (4) years commencing December 31, 2005.  Also includes 75,489 shares issuable upon the exercise of immediately exercisable options.

(13)                            Includes 5,638 shares in Mr. Downes’ own name and 1,000 shares of Restricted Stock issued on December 31, 2004 and payable in 250 share increments over four (4) years commencing December 31, 2005.  Also includes 3,378 shares owned jointly with Mr. Downes’ spouse; 187 shares owned by Mr. Downes’ spouse in her own name; and 71,263 shares issuable upon the exercise of immediately exercisable options.  Mr. Downes disclaims beneficial ownership of the shares held by his spouse.

(14)                            Includes 8,897 shares in Mr. Hughes’ own name and 1,000 shares of Restricted Stock issued on December 31, 2004 and payable in 250 share increments over four (4) years commencing December 31, 2005.  Also includes 58,327 shares issuable upon the exercise of immediately exercisable options.

(15)                            Includes 14,273 shares in Mr. Kauchak’s own name and 1,000 shares of Restricted Stock issued on December 31, 2004 and payable in 250 share increments over four (4) years commencing December 31, 2005.  Also includes 57,965 shares issuable upon the exercise of immediately exercisable options.

(16)                            Includes 526,908 shares issuable upon the exercise of immediately exercisable options.

(17)                            All information regarding the number of shares beneficially owned and the percent of ownership by Wellington Management Company, LLP, was obtained from the Schedule 13-G filed with the U.S. Securities and Exchange Commission by said entity on February 14, 2005.

EXECUTIVE COMPENSATION

Board of Directors Interlocks and Insider Participation

During 2004, the entire Board of Directors of the Company and the Bank made all decisions with regard to executive compensation, taking into consideration the recommendations of the H/R Compensation Committee.  The approval of a majority of the independent Directors is required with respect to all executive compensation.  None of the members of the Board of Directors, except James A. Hughes, is an employee of the Company or the Bank.

Board of Directors Report on Executive Compensation

The Board of Directors is responsible for establishing the compensation levels and benefits for executive officers of the Company and the Bank.  The Board of Directors has the following goals for compensation programs affecting the executive officers of the Company and the Bank:

•                  to align the interests of executive officers with the long-term interests of shareholders through awards that can result in ownership of Common Stock;

•                  to retain the executive officers, who the Board of Directors believes will increase the Company’s level of performance and allow the Company to attract high-quality executive officers in the future by providing total compensation opportunities, which are consistent with competitive norms of the industry; and

•                  to maintain “fixed” compensation at competitive amounts for the industry and the geographic area of the Company.

James A. Hughes is the Company’s President and Chief Executive Officer and was also the President and Chief Executive Officer of the Bank during 2004.  In determining Mr. Hughes’ compensation for 2004, the Board of Directors took into account the continued profitability of the Company during the year.  The Board of Directors also took into account Mr. Hughes’ performance in repositioning the Company, maintaining the Company’s net interest margin, decreasing the Company’s cost of funds and increasing the Company’s loans and deposits.

Frank Ali

Mark S. Brody

Wayne Courtright

David D. Dallas, Chairman

Robert H. Dallas, II

James A. Hughes

Charles S. Loring

Peter E. Maricondo

Allen Tucker

Summary Compensation Table

The following table sets forth summary information concerning the annual compensation for the last three fiscal years of the Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company or the Bank (other than the Chief Executive Officer) whose individual remuneration exceeded $100,000 for the last fiscal year.

	Annual Compensation				Long-Term Compensation
					Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation($)(1)	Securities Underlying Options/ SAR’s(#)	Restricted Stock Awards ($)(7)
James A. Hughes,	2004	184,737	27,500	20,193	—	12,890
President/CEO since	2003	144,165	18,000	—	6,000	—
01/01/04 (2)	2002	135,401	12,500	—	20,475	—

Michael T. Bono,	2004	138,523	20,000	13,987	—	12,890
EVP and Corp. Dev. Exec.	2003	129,863	18,000	15,420	4,000	—
(3)	2002	121,022	30,500	22,603	22,759	—

Michael F. Downes,	2004	162,257	20,000	15,181	—	12,890
EVP and CLO (4)	2003	152,555	18,000	5,475	4,000	—
	2002	143,275	12,500	500	20,659	—

John J. Kauchak,	2004	127,651	27,500	8,308	—	12,890
EVP and COO (5)	2003	110,712	18,500	—	6,000	—
	2002	101,880	10,000	250	23,809	—

Alan J. Bedner, EVP,	2004	112,166	—	5,428	—	12,890
CFO and Corp. Sec.	2003	91,254	5,000	—	5,250	—
since 01/01/2004 (6)	2002	89,900	3,500	—	5,250	—

1.               Other annual compensation includes insurance premiums, the personal use of automobiles, commissions paid on loan originations and other benefit payments.

2.               Mr. Hughes was hired as the Company’s Chief Financial Officer and Executive Vice President in December 2000, at an initial annual salary of $125,000.  Mr. Hughes was subsequently appointed Corporate Secretary and Director of the Company.  As of January 1, 2004, Mr. Hughes has been the President and CEO of the Company.  Amounts listed in the “Other Annual Compensation” column include $1,875 in automobile allowance and $18,318 in accrued benefit payments.

3.               Amounts listed in the “Other Annual Compensation” column include $1,500 in automobile allowance and $12,487 in accrued benefit payments for the fiscal year ended December 31, 2004.  Amounts listed in the “Other Annual Compensation” column include $6,203 in automobile allowance, $950 in referral fees and $8,267 in loan commissions for the fiscal year ended December 31, 2003, and $1,816 in mileage, $19,497 in loan commissions and $750 in referral fees for the fiscal year ended December 31, 2002.

4.               Amounts listed in the “Other Annual Compensation” column include $1,724 in automobile allowance for the fiscal year ended December 31, 2004, and $13,457 in accrued benefit payments.   Amounts listed in the “Other Annual Compensation” column include $5,025 in automobile allowance, $450 in referral fees for the fiscal year ended December 31, 2003 and $500 in referral fees for the fiscal year ended December 31, 2002 and, in addition to automobile allowances, the amounts listed include $21,809 in loan commissions for the fiscal year ended December 31, 2001.

5.               Amounts listed in the “Other Annual Compensation” column include $8,308 in accrued benefit payments in the fiscal year ended December 31, 2004, and $250 in referral fees for the fiscal year ended December 31, 2002.

6.               Amounts listed in the “Other Annual Compensation” column include $5,428 in accrued benefit payments for the fiscal year ended December 31, 2004.

7.               There were no restricted stock awards granted in 2003.  In 2004, there were five thousand (5,000) shares of restricted stock granted at a fair market value of $12.89 per share.  These shares vest over a four-year period.

Employment and Change in Control Agreements

The Company and the Bank entered into an Employment Agreement with Mr. Hughes on March 23, 2004 (superseding and replacing a Retention Agreement with Mr. Hughes formerly in effect) with respect to his services as President of the Company and the Bank.  Under this Employment Agreement, Mr. Hughes will receive an annual base salary of $185,000, subject to annual review and, in the discretion of the Board of Directors, adjustment based on factors deemed appropriate by the Board.  Mr. Hughes may also receive such additional cash bonuses as the Board of Directors may authorize in its discretion.  Mr. Hughes is entitled to participate in such benefit programs as are made available to employees of the Company, and to participate in such stock option or stock bonus plans as the Board of Directors may, in its discretion, determine.

Mr. Hughes’ employment may be terminated at any time for “cause” as defined in the Employment Agreement, or without “cause.”  In the event that Mr. Hughes is terminated without “cause” or resigns for “good cause” (as defined under the Employment Agreement and discussed below), he is entitled to receive a severance amount equal to 18 months of his then current base salary.  Such amount shall be paid, at the option of Mr. Hughes, over an 18-month period or in one lump sum payment (within 30 days of the termination of Mr. Hughes’ employment).  In the event Mr. Hughes elects to receive such amount over an 18-month period, Mr. Hughes will also continue to receive medical, life insurance and other benefits to which he had been entitled at the date of termination for such 18-month period, unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes.  “Good Cause” under the Employment Agreement includes a material reduction in Mr. Hughes’ duties and responsibilities or any reduction in his base salary.

In addition, if Mr. Hughes’ employment with the Company or any successor terminates within 18 months after a “change in control” of the Company, as defined under the Employment Agreement (regardless of the reason for such termination), Mr. Hughes will be entitled to receive an amount equal to the greater of (i) 36 times Mr. Hughes’ monthly base salary (pro-rated based upon his annual base salary at the date of termination), or (ii) three times the amount of Mr. Hughes’ annual base salary at the date of termination, plus three times the aggregate amount of any cash bonuses paid to Mr. Hughes during the preceding fiscal year.  Such amount shall be paid, at the option of Mr. Hughes, in one lump sum payment (within 30 days of the termination of Mr. Hughes subsequent to a “Change in Control”) or over a 36-month period.  In the event Mr. Hughes elects to receive such amount over a 36-month period, the Company, or its successor, will be required to maintain Mr. Hughes’ hospital, health, medical and life insurance coverage during such 36-month period, unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes.  All unvested stock options and stock awards previously granted to Mr. Hughes shall accelerate and immediately vest upon the occurrence of a change in control.

Furthermore, if Mr. Hughes’ employment with the Company terminates within 18 months after the Company consummates a “Significant Acquisition,” as defined under the Employment Agreement (regardless of the reason for such termination), Mr. Hughes will be entitled to receive an amount equal to the greater of (a) 36 times Mr. Hughes’ monthly base salary (pro-rated based upon his annual base salary at the date of termination), or (b) three times the amount of Mr. Hughes’ annual base salary at the date of termination, plus three times the aggregate amount of any cash bonuses paid to Mr. Hughes during the preceding fiscal year.  Such amount shall be paid, at the option of Mr. Hughes, in one lump sum payment (within 30 days of the termination of Mr. Hughes subsequent to a “Significant Acquisition”) or over a 36-

month period.  In the event Mr. Hughes elects to receive such amount over a 36-month period, the Company will be required to maintain Mr. Hughes’ hospital, health, medical and life insurance benefits coverage during such 36-month period, unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes.  In the event Mr. Hughes becomes entitled to the foregoing amounts due to this termination within 18 months of a Significant Acquisition, all unvested stock options or stock awards previously granted to Mr. Hughes shall accelerate and immediately vest upon such termination.

“Significant Acquisition” under the Employment Agreement means an acquisition by the Company pursuant to which, as all or part of the consideration for such acquisition, the Company issues to the shareholders of the acquired entity such number of voting securities as shall equal 25% or more of the then outstanding voting securities of the Company.  Mr. Hughes’ Employment Agreement has a term of three years; however, for each day elapsed during the term, a day will be added at the end of the term so that the term will be extended on a rolling basis to be three years at any point in time, unless either party shall have provided written notice to the other of its desire to cease such extensions.  In addition, the term of Mr. Hughes’ Employment Agreement shall terminate immediately upon the occurrence of any of the following: (i) the Company’s entering into a Memorandum of Understanding with the FDIC or the New Jersey Department of Banking and Insurance; (ii) a cease-and-desist order being issued with respect to the Company by the FDIC or the New Jersey Department of Banking and Insurance; or (iii) the receipt by the Company of any notice under a federal or state law which (in any way) restricts the payment of any amounts or benefits which may become due under Mr. Hughes’ Employment Agreement.

The Company also entered into Retention Agreements on March 23, 2004, with each of its executive vice presidents, Messrs. Bedner, Bono, Downes, Kauchak and Ms. Stashko (superseding and replacing, in the case of Messrs. Bono, Downes and Kauchak, change in control agreements formerly in effect) setting forth the rights of such persons upon termination of employment and upon a change in control of the Company.  Each of these Retention Agreements provides that the executive may be terminated at any time for “cause” as defined in the applicable Retention Agreement or without “cause.”  In the event that the executive is terminated without “cause” or resigns for “good cause” (as defined under the applicable Retention Agreement and discussed below), the executive is entitled to receive a severance amount equal to 9 months of the executive’s then current base salary.  Such amount shall be paid, at the executive’s election in a lump sum payment (within 30 days of the termination of the executive) or over a 9-month period.  In the event the executive elects to receive such amount over a 9-month period, the executive will continue to receive medical, life insurance and other benefits to which the executive had been entitled at the date of termination for such 9-month period, unless and until the executive obtains new employment during such period and such new employment provides for such benefits to be provided to the executive.  “Good Cause” under the Retention Agreements includes a material reduction in the executive’s duties and responsibilities or any reduction in the executive’s base salary.

In addition, if the executive’s employment with the Company or any successor terminates within 18 months after a “change in control” of the Company, as defined under the Retention Agreements (regardless of the reason for such termination), the executive will be entitled to receive an amount equal to the greater of (i) 18 times the executive’s monthly base salary (pro-rated based upon the executive’s annual base salary at the date of termination), or (ii) the amount of the executive’s annual base salary at the date of termination, plus the aggregate amount of any cash bonuses paid to the executive during the preceding fiscal year.  Such amount shall be paid, at the executive’s option, in one lump sum payment (within 30 days of the executive’s termination subsequent to a “change in control”) or over an 18-month period.  In the event the executive elects to receive such amount over an 18-month period, the Company or its successor will be required to maintain the executive’s hospital, health, medical and life insurance coverage for such 18-month period.  All unvested stock options and stock option grants previously granted to the executive shall accelerate and immediately vest upon the occurrence of a change in control.

Furthermore, if the executive’s employment with the Company terminates within 18 months after the Company consummates a “Significant Acquisition,” as defined under the Retention Agreements (regardless of the reason for such termination), the executive will be entitled to receive an amount equal to the greater of (a) 18 times the executive’s monthly base salary (pro-rated based upon its annual base salary at the date of termination), or (b) the amount of the executive’s annual base salary at the date of termination, plus the aggregate amount of any cash bonus paid to the executive during the preceding fiscal year.  Such amount shall be paid, at the option of the executive, in one lump sum payment (within 30 days of the termination of the executive subsequent to a “Significant Acquisition”) or over an 18-month period.  In the event the executive elects to receive such amount over an 18-month period, the Company will be required to maintain the executive’s hospital, health, medical and life insurance benefits coverage during such 18-month period, unless and until the executive obtains new employment during such period and such new employment provides for such benefits to be provided to the executive.  In the event the executive becomes entitled to the foregoing amounts due to termination within 18 months of a Significant Acquisition, all unvested stock options and stock awards previously granted to the executive shall accelerate and immediately vest upon such termination.

“Significant Acquisition” under the Retention Agreements means an acquisition by the Company pursuant to which, as all or part of the consideration for such acquisition, the Company issues to the shareholders of the acquired entity such number of voting securities as shall equal 25% or more of the then outstanding voting securities of the Company.  Each Retention Agreement has a term of three years; however, in the event that the term of the Retention Agreement would terminate at any time after the Company has engaged in substantive negotiations regarding a transaction that would lead to a change in control, the Retention Agreement shall continue to remain in full force in effect until the earlier to occur of (i) the effectuation of the transaction leading to the change in control, or (ii) the termination of the negotiations for the proposed transaction, which would have resulted in the change in control.  In addition, the term of each Retention Agreement shall terminate immediately upon the occurrence of any of the following: (i) the Company’s entering into a Memorandum of Understanding with the FDIC or the New Jersey Department of Banking and Insurance; (ii) a cease-and-desist order being issued with respect to the Company by the Bank or the New Jersey Department of Banking and Insurance; or (iii) the receipt by the Company of any notice under a federal or state law which in any way restricts the payment of an award or benefits under the Retention Agreement.

Stock Benefit Plans for Employees

The Company has several stock option plans that allow the Board of Directors to grant stock options to the Company’s officers, employees and directors.  The exercise price of options is equal to the fair market value of the Common Stock on the date of grant.  Options typically vest over a period of time determined by the Board and may not be exercised more than ten years after the date of grant.

401(k) Plan

The Bank has a 401(k) savings plan covering substantially all employees.  Under this plan, an employee can contribute up to 20% of his or her salary on a tax deferred basis.  The Bank may also make discretionary contributions to the plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

No stock options were granted to any of the executive officers named in the “Summary Compensation Table” during the fiscal year ended December 31, 2004.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL

YEAR AND FISCAL YEAR END OPTION/SAR VALUES

The following table sets forth information concerning the value of unexercised options held as of December 31, 2004, by the executive officers of the Company named in the Summary Compensation table.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Options at December 31, 2004 Exercisable/Unexercisable		(1)Value of In-the-Money Options at December 31, 2004 Exercisable/Unexercisable
James A. Hughes	0	0	58,327	13,572	$498,915	$79,057

Alan J. Bedner	0	0	11,379	5,338	$82,842	$19,364

Michael T. Bono	0	0	75,489	10,766	$569,118	$58,981

Michael F. Downes	0	0	71,263	10,031	$548,849	$53,999

John J. Kauchak	10,000	$115,000	57,965	14,333	$449,730	$67,941

__________________

(1)          Based upon a price of $12.80, the closing price of the Common Stock on the NASDAQ Market on December 31, 2004.

PERFORMANCE GRAPH

Set forth below is a graph and table comparing the yearly percentage change in the cumulative total shareholder return on the Company’s Common Stock against (1) the cumulative total return on the NASDAQ Index, and (2) the NASDAQ Composite Index for the period commencing December 31, 1999 and ending on December 31, 2004.

	Fiscal Year Ending
	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Unity Bancorp, Inc.	100.00	31.82	103.82	131.45	192.45	227.86

NASDAQ Bank Index	100.00	114.67	126.23	131.93	171.42	190.26

NASDAQ Composite Index	100.00	60.71	47.93	32.82	49.23	53.46

Certain Transactions with Management

The Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to directors, executive officers and their associates (i.e., corporations or organizations for which they serve as officers or directors, or in which they have beneficial ownership interest of ten percent or more).  These loans have all been made in the ordinary course of the Bank’s business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or represent other unfavorable features.

The Company leases its Clinton, New Jersey, headquarters from a partnership in which Messrs. David Dallas and Robert Dallas are partners.  Under the lease for such facility, such partnership received aggregate rental payments of $425,506 in 2004.  The Company believes that such rent payments reflected market rent and that such lease reflects terms that are comparable to those that could have been obtained in a lease with an unaffiliated third party.

On January 1, 2004, the Company purchased the Scotch Plains, New Jersey, branch office, which  it had previously leased from a partnership in which Messrs. David Dallas and Robert Dallas are partners, for $750,000.  The Company believes that the purchase of its Scotch Plains, New Jersey, office reflects a fair market price that is comparable to the price that would have been paid to an unaffiliated third party for the purchase of similar offices either in or in the vicinity of Scotch Plains, New Jersey.  A majority of the Company’s independent Directors approved the foregoing payments and arrangements.

OTHER MATTERS

The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting.  However, if any other matter should properly come before the Annual Meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto in what, according to their judgment, is in the interests of the Company and its shareholders.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), “Board of Directors Report on Executive Compensation” and “Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s Common Stock (who are referred to as “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC.  Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received or written representations from Reporting Persons, the Company believes that, with respect to the fiscal year ended December 31, 2004, all the Reporting Persons complied with all applicable filing requirements, except as follows:

On December 18, 2004, each non-employee director (other than Messrs. Courtright and Maricondo) was granted an option to purchase 4,000 shares of Common Stock at an exercise price of $11.95.  On December 18, 2004, Wayne Courtright was granted an option to purchase 2,000 shares of Common Stock at an exercise price of $11.95.  On December 18, 2004, Peter E. Maricondo was granted an option to purchase 1,666 shares of Common Stock at an exercise price of $11.95.  (Option prices were determined by 100% of the fair market value on the date of the grant.)  The Form 4’s for these option grants were not filed in a timely manner.

SUBMISSION OF SHAREHOLDER PROPOSALS
FOR THE 2006 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2006 Annual Meeting of Shareholders must ensure that the proposal is received by the Corporate Secretary at Unity Bancorp, Inc., 64 Old Highway 22, Clinton, New Jersey, 08809, no later than December 16, 2005, if the proposal is submitted for inclusion in the Company’s proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 or is otherwise submitted.

ANNUAL REPORT ON FORM 10-K

The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request.  Please direct all inquiries to the Company’s Corporate Secretary at (908) 713-4308.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF UNITY BANCORP, INC. (the “Company”)

I.                                         AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities.  The Audit Committee’s primary duties and responsibilities are to:

•                  Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and compliance with legal and regulatory requirements;

•                  Monitor the independence and performance of the Company’s external  auditors and internal auditing function;

•                  Provide an avenue of communication among the external and internal auditors and the Board; and

•                  Review and monitor compliance with the Company’s policies, procedures and practices.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the external and internal auditors, as well as anyone in the organization.

II.                                     AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the independence and financial literacy requirements of The NASDAQ Stock Market, Inc. (“NASDAQ”) and the United States Securities and Exchange Commission (“SEC”).  The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be “independent,” non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment.  All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee must be an “audit committee financial expert” as determined by the Board in accordance with applicable NASDAQ and SEC rules and regulations.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate.  The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee shall meet separately in executive session, periodically, as a committee and appropriate members of management, the internal auditor and the external auditor, to discuss any matters that the Committee or each of these parties believes should be discussed.  The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.  In addition, the Audit Committee or at least its Chair shall communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

III.                                 AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures

1.                                       Directly responsible, in its capacity as a committee of the Board, for the appointment, replacement, compensation and oversight of the work of the external auditor.  In this regard, the Audit Committee shall have sole authority to (a) appoint and retain, (b) determine the funding for, and (c), where appropriate, terminate, the external auditing firm, which shall report directly to the Audit Committee.  The external auditors are ultimately accountable to the Audit Committee and the Board.

2.                                       Review and reassess the adequacy of this Charter at least annually.  Submit the charter to the Board for approval and file this Charter as an appendix to the Company’s proxy statement at least every three years in accordance with SEC regulations.

3.                                       Review and discuss the Company’s annual audited financial statements with management and the external auditors (including MD&A disclosures) prior to filing.  Discuss with management and the external auditors significant issues regarding accounting principles, practices and judgments.

4.                                       In consultation with the management, the external auditors and the internal auditors, periodically review and discuss the adequacy and effectiveness of the Company’s financial reporting processes and internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the external auditor or management).  Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.  Review significant findings, including the status of previous examinations, prepared by the external auditors and the internal auditing function, together with management’s responses.  Review the Company’s internal audit plan and procedures at least annually.

5.                                       Periodically review and discuss the adequacy of the Company’s disclosure controls, procedures and management’s reports thereon.

6.                                       Review with financial management and the external auditors the Company’s quarterly financial results prior to the release of earnings, in addition to the Company’s quarterly financial statements prior to filing.  Discuss any significant changes to the Company’s accounting principles and any items that are required to be communicated by the independent auditors in accordance with the American Institute of Certified Public Accountants Statement of Auditing Standards Number 61 – Communications with Audit Committees (“AICPA SAS 61”).

7.                                       Review and discuss the written statement from the external auditor concerning any relationship between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor; and, based on such review, assess the independence of the auditor.  Present their conclusions regarding independence to the Board.

8.                                       Approve in advance all audit services to be provided by the outside auditing firm, including any written engagement letters related thereto.  Establish policies and procedures for the engagement of the external auditing firm to provide permissible, non-audit services, which shall require pre-approval by the Audit Committee.

9.                                       Review the audit plan of external auditors - discuss scope, staffing, locations, reliance upon management and internal audit, and general audit approach.

10.                                 Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors.  Discuss certain matters required to be communicated to Audit Committee in accordance with AICPA SAS 61.

11.                                 Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Internal Audit Department and Legal Compliance

12.                                 Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit function, as needed.

13.                                 Review the appointment, performance and replacement of the principal internal auditor.

14.                                 Review significant reports prepared by the internal audit function, together with management’s response and follow-up to these reports.

15.                                 Review all reports concerning the Company’s compliance monitoring program and any significant fraud or regulatory noncompliance that occurs at the Company.  This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

16.                                 On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

17.                                 Establish and oversee procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Other Audit Committee Responsibilities

18.                                 Annually prepare a report to shareholders as required by the SEC.  The report shall be included in the Company’s annual proxy statement.

19.                                 Perform any other activities consistent with this Charter and the Company’s By-laws and governing law as the Committee or the Board deems necessary or appropriate.

20.                                 Maintain minutes of meetings and periodically report to the Board on significant results of the Committee’s meetings.

21.                                 Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a process to enforce this Code.

22.                                 Periodically perform self-assessment of Audit Committee performance.

23.                                 Review financial and accounting personnel succession planning within the Company.

24.                                 Annually review policies and procedures, as well as audit results, associated with expense accounts and perquisites of directors and officers.  Review and pre-approve all “related party transactions” as defined under applicable NASDAQ rules.

IV.                                OUTSIDE ADVISORS

The Audit Committee shall have the authority to obtain such outside counsel, auditors , experts and other advisors as it determines is appropriate to assist the Audit Committee in performing its functions.  The Audit Committee shall have sole authority to approve related fees and retention terms and shall receive appropriate funding from the Company, as determined by the Audit Committee, for payment of fees to any such advisors.

Amended and restated as of February 28, 2005